Exhibit 10.42

THOMPSON CREEK METALS COMPANY INC.
NON-EMPLOYEE NON-QUALIFIED DEFERRED COMPENSATION PLAN

Effective December 18, 2012

THOMPSON CREEK METALS COMPANY USA
NON-EMPLOYEE NON-QUALIFIED DEFERRED COMPENSATION PLAN
EFFECTIVE DECEMBER 18, 2012

1.	Purpose and Adoption
(a)    Adoption. By resolution of the Board of Directors of Thompson Creek Metals Company Inc. (the “Company”), the Company has adopted the Thompson Creek Metals Company Inc. Non-Employee Non-Qualified Deferred Compensation Plan effective December 18, 2012 (the “Plan”).
(b)    Purpose. The purpose of the Plan is to attract and retain highly qualified individuals to serve as non-employee Directors of the Company and to provide a similar opportunity for them to save additional funds on a tax deferred basis for retirement. The Plan is designed to permit Participants to defer all or a portion of their Annual Fee and RSUs granted to them by the Company, until a Change in Control of the Company, a Separation from Service, the termination of the Plan, the occurrence of an Unforeseeable Emergency, a Specified Payment Date, or a Participant’s death, or Disability.

2.	Definitions
For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:
(a)     “Account” shall mean an account established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferral of his or her Annual Fee or RSUs, or any portion thereof, whether denominated in cash or in stock, and the adjustments thereto, for the benefit of the Participant.
(b)    “Annual Fee” shall mean the cash portion of any annual fee to which a Participant is entitled under the Company’s director compensation policy, as may be amended from time to time. Such term shall include all cash compensation, including but not limited to, stipends, retainers, and meeting fees.
(c)    “Annual Rate of Return” shall mean an applicable rate of return per annum determined by the Compensation and Governance Committee in its sole discretion, which is initially set at the Wall Street Journal Prime Rate plus one percent.
(d)    “Beneficiary” shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant pursuant to Section 6(c).
(e)    “Board of Directors” shall mean the Board of Directors of the Company.
(f)    “Cash Deferred Portion” shall mean the portion of a Participant’s Accounts which has been deferred from Annual Fees, and the adjustments thereto, for the benefit of the Participant.
(g)    “Change in Control” shall mean the occurrence of any one or more of the following events:
(i)    less than fifty percent (50%) of the Board of Directors being composed of Continuing Directors;
(ii)    any Person, entity or group of Persons or entities acting jointly or in concert (an “Acquiror”) acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the Securities Act) to cast or to direct the casting of thirty percent (30%) or more of the votes attached to all of the Company’s outstanding Voting Securities which may be cast to elect directors of the Company or the successor corporation (regardless of whether a meeting has been called to elect directors);
(iii)    the shareholders of the Company approve all necessary resolutions required to permit any Person to accomplish the result set forth in paragraph (ii), above, even if the securities have not yet been issued to or transferred to that Person;
(iv)    the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more subsidiaries of the Company shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets

(1)
aggregating more than fifty percent (50%) of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as of the end of the most recently completed financial year of the Company, or

(2)
which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than fifty percent (50%) of the consolidated operating income or cash flow of the Company, to any other Person or Persons, in which case the Change in Control shall be deemed to occur on the date of transfer of the assets representing one U.S. dollar (US $1) more than fifty percent (50%) of the consolidated assets in the case of clause (1) or fifty percent (50%) of the consolidated operating income or cash flow in the case of clause (2), as the case may be; or

(v)    the shareholders of the Company approve all necessary resolutions required to permit any Person to accomplish the result set forth in paragraph (iv) above.
For the purposes of the foregoing, “Voting Securities” means shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.
(A)    Notwithstanding the foregoing or any other provision of the Plan, no “Change in Control” will be deemed to occur if the discussions or negotiations that led to or resulted in the acquisition, sale, transfer, or business combination described in paragraphs (ii), (iii), (iv), or (v) above were initiated for the purpose of effectuating such acquisition, sale, transfer, or business combination by the Company or any of its affiliates or any of their respective advisors acting at the direction of the Company and any of its affiliates.
(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.
(i)    “Common Stock” means the Common Stock of the Company.
(j)    “Company” shall mean Thompson Creek Metals Company Inc., a corporation incorporated in Canada, and any of its successors.
(k)    “Compensation and Governance Committee” shall mean the Compensation and Governance Committee, or any subcommittee thereof, of the Board of Directors.
(l)     “Continuing Director” shall mean either:
(i)    An individual who is a member of the Board of Directors on the Effective Date of the Plan; or

(ii)    An individual who becomes a member of the Board of Directors, subsequent to the Effective Date of the Plan, with the agreement of at least a majority of the Continuing Directors who are members of the Board of Directors on the date that the individual became a member of the Board of Directors.
(m)     “Deferral Election” shall mean the Participant’s written election to defer a portion of his or her Annual Fees and/or RSUs pursuant to Section 4(c) and consistent with such form of deferral election as is specified by the Compensation and Governance Committee.
(n)     “Deferred RSU” shall mean an RSU granted by the Company for which a Participant has met the performance and/or service requirements and for which the Participant makes a Deferral Election.
(o)    “Disability” or “Disabled” shall mean a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
(p)     “Domestic Relations Order” shall mean a “domestic relations order” as defined in Code Section 414(p)(1)(B).
(q)    “Effective Date” shall mean December 18, 2012.
(r)    “Employee” shall mean any person who is currently employed by the Company.
(s)    “Enrollment Date” shall mean the Participation Date, January 1 of each Plan Year and such other dates as may be determined from time to time by the Compensation and Governance Committee.
(t)    “Non-Employee Director” shall mean each member of the Board of Directors who is not an Employee upon first becoming a Participant in the Plan.
(u)     “Participant” shall mean each Non-Employee Director who is eligible to receive benefits under the Plan.
(v)    “Participation Date” shall mean the first date on which the Compensation and Governance Committee permits a Participant to defer Annual Fees and/or RSUs under the Plan, or otherwise becomes entitled to receive benefits under the Plan.
(w)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person does not include:
(i)    the Company or any of its affiliates;
(ii)    a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates;
(iii)    an underwriter temporarily holding securities pursuant to an offering of such securities; or
(iv)    a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of shares.
(x)    “Plan” shall mean the Thompson Creek Metals Company Inc. Non-Employee Non-Qualified Deferred Compensation Plan, as amended from time to time.
(y)     “Plan Year” shall mean the twelve (12) month period commencing January 1st and ending on December 31st next following.

(z)    “RSU” shall mean the right to receive one share of Common Stock as granted pursuant to the terms and conditions as stated in the award of such right.
(aa)     “Separation from Service” shall mean a Participant’s separation from service as a Non-Employee Director or an Employee, as applicable, under Code Section 409A including the Treasury Regulations and other guidance issued thereunder other than for death or disability. A transfer of employment within or among any entities in the same controlled group as the Company (as determined under Code Sections 414(b) or (c), as applied under Code Section 409A(d)(6) and applicable Treasury Regulations) shall not constitute a Separation from Service.
(bb)    “Specified Employee” shall mean a “specified employee” with respect to the Company (or a controlled group member (as determined under Code Sections 414(b) or (c), as applied under Code Section 409A(d)(6) and applicable Treasury Regulations)) determined pursuant to procedures adopted by the Company in compliance with Code Section 409A and Treasury Regulation Section 1.409A-1(i) or any successor provision.
(cc)    “Specified Payment Date” shall mean a specified date or a fixed schedule (not to exceed ten (10) years) that, in each case, is nondiscretionary and objectively determinable at the time a Participant makes his or her Deferral Election.
(dd)    “Stock Deferred Portion” shall mean the portion of a Participant’s Accounts which has been deferred from a grant of RSUs, which is denominated in stock, and any adjustments thereto, for the benefit of the Participant.
(ee)    “Subsequent Change” shall have the meaning set forth in Section 4(e).
(ff)    “Unforeseeable Emergency” shall mean (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152(a)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Compensation and Governance Committee, in its sole and absolute discretion as defined by Code Section 409A and the Treasury Regulations and other guidance thereunder.

3.	Eligibility
(a)    Eligibility Requirements. Any Non-Employee Director shall become a Participant on the Enrollment Date coincident with or next following his or her selection by the Compensation and Governance Committee and notification thereof.
(b)    Ineligible Participant. If the Compensation and Governance Committee determines that a Participant is no longer eligible to participate in the Plan, the Participant’s Deferral Election shall terminate and he or she shall make no more contributions under the Plan until it is again determined that he or she is eligible to participate. The Account of such a Participant shall continue to be adjusted pursuant to the provisions of Section 5 until the Account is distributed under Section 6.

4.	Deferral Elections
(a)    Opportunity to Defer. A Participant may elect to defer payment of a portion of the Annual Fee otherwise payable to him or her for services to be rendered after his or her Participation Date by any dollar amount or whole percentage of his or her Annual Fee (subject to such limits and restrictions as to any dollar amount or percentage as may be established from time to time by the Compensation and Governance Committee), such amount to be credited to his or her Account under the Plan. In addition, a Participant may also elect to defer the receipt of shares of Common Stock payable to the Participant with respect to RSUs granted (subject to any limits and restrictions that may be established from time to time by the Compensation and Governance Committee), such amount to be credited to his or her Account under the Plan.

(b)    Accounts. A separate Account shall be established for each Deferral Election made by a Participant that differs from previous Deferral Elections with respect to timing of distribution (i.e., a different Specified Payment Date) and/or form of distribution (i.e., lump sum or installment). A Participant shall be limited to a maximum number of five (5) Accounts. Each Account shall be maintained solely as a bookkeeping entry by the Company to evidence an unfunded obligation of the Company.
(i)    Cash Deferred Portion. Each Account may consist of a Cash Deferred Portion.
(ii)    Stock Deferred Portion. Each Account may also consist of a Stock Deferred Portion.
(c)    Deferral Elections.
(i)    Timing.
(A)    Generally. The initial Deferral Election of a new Participant with respect to Annual Fees and RSUs shall be made by written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Company that provides for the deferral of the Participant’s compensation. Provided, however, such initial Deferral Election relating to Annual Fees and RSUs earned for service prior to the date such election form is filed with the Company shall be valid only if such initial Deferral Election complies with the requirements of Section 4(e) and is approved by the Compensation and Governance Committee. Any subsequent Deferral Elections shall be made by written notice signed by the Participant and delivered to the Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year with respect to Annual Fees to be earned and RSUs to be granted in such subsequent Plan Year. A Deferral Election with respect to the deferral of future Annual Fees and RSUs shall be an irrevocable election for each Plan Year with respect to the compensation to which it expressly applies (and shall become irrevocable immediately prior to the Enrollment Date to which such Deferral Election relates) unless otherwise modified or revoked during the Plan Year as provided in Section 4(d) herein. The termination of participation in the Plan shall not affect amounts previously deferred by a Participant, and any adjustments thereon, under the Plan.
(ii)    Content.
(A)    Deferral Elections. A Deferral Election made pursuant to Section 4(c)(i) shall be made in writing on a form prescribed by the Company and the Deferral Election shall state:
(1)    That the Participant wishes to make an election to defer the receipt of all or a portion of his or her Annual Fee and/or RSUs;
(2)    The whole percentage, dollar value, or number of RSUs to be deferred; and
(3)    The Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to the Annual Fee and/or RSUs deferred under such Deferral Election. With respect to the Deferred RSUs, the Specified Payment Date must be at least one year from the date of grant.
(B)    Each Deferral Election with respect to Annual Fees shall also include the Participant’s election regarding the form of payment to be received upon his or her death, Disability, Separation from Service or applicable Specified Payment Date, such form to be either (1) a lump sum or (2) annual installments over a period not to exceed ten (10) years. The Deferral Election with respect to the form of payment shall govern the distribution of such Participant’s Account, except as provided in Section 4(e). If a Participant fails to specify a form of payment, his or her Account shall be distributed in a lump sum. No such election is needed for RSUs because each deferral of RSUs will be distributed in a lump sum.

(d)    Suspension of Deferral Election. Notwithstanding the provisions of Section 4(c) of the Plan, the Compensation and Governance Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an Unforeseeable Emergency. Any suspension authorized by the Compensation and Governance Committee shall become effective as soon as practicable after the Compensation and Governance Committee’s receipt of a suspension application, but no later than the first payroll period beginning thirty (30) days after the receipt of such suspension application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless a subsequent Deferral Election is filed with the Company pursuant to Section 4(c).
(e)    Change in Form of Distribution and Specified Payment Date. If approved by the Compensation and Governance Committee, a Participant may amend a prior Deferral Election, or a Participant may defer unvested Annual Fees and/or RSUs for which there is no existing Deferral Election (collectively, “Unvested Payments”), in accordance with Code Section 409A and the regulations thereunder, on a form provided by the Compensation and Governance Committee in order to change the form of the distribution of his or her Accounts, the anticipated timing or form of Unvested Payments, and/or any Specified Payment Date (in each case, a “Subsequent Change”). A Subsequent Change shall be given effect by the Compensation and Governance Committee only if the election to change the form of payment, the timing or form of Unvested Payments, or the Specified Payment Date (i) does not take effect until at least twelve (12) months after the date on which the election is made and (ii) is made at least twelve (12) months prior to the date a lump sum is scheduled to be paid or, in the case of installment payments, twelve (12) months prior to the date the first payment is scheduled to be paid. Notwithstanding anything herein to the contrary, any payment with respect to which a Participant makes a Subsequent Change shall not be made before the fifth (5th) anniversary of the date on which the payment would have been made had the Participant not made the Subsequent Change.

5.	Investment of Accounts
(a)    Return on Cash Deferred Portion. The Cash Deferred Portion of a Participant’s Account shall be attributed the applicable Annual Rate of Return. Additions, if any, to a Participant’s Account will be credited to such Account in a reasonably practicable manner determined by the Compensation and Governance Committee on an annual basis. Notwithstanding the preceding, the Compensation and Governance Committee, in its sole discretion, may determine the Annual Rate of Return for any year, and nothing in this Section 5(a) shall be construed as requiring any rate of return.
(b)    Dividends on Stock Deferred Portion. Dividends paid with respect to Deferred RSUs credited to a Participant’s Account shall be reinvested in Company Stock. Additions, if any, to a Participant’s Account will be credited to such Account in a reasonably practicable manner determined by the Compensation and Governance Committee on an annual basis. Notwithstanding the preceding, nothing in this section 5(b) shall be construed as requiring any payment of dividends on Company Stock.
(c)    Participant Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Compensation and Governance Committee), a report shall be issued to each Participant who has an Account, and such report will set forth the value of each such Account and, as applicable, the number of Deferred RSUs credited to each such Account.

6.	Distribution of Accounts
(a)    Distribution upon a Specified Payment Date. Subject to Section 6(j), if a Participant’s Deferral Election provides for distributions based on the occurrence of a Specified Payment Date, upon such Specified Payment Date, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to the Cash Deferred Portion of such Account for which the Deferral Election provides for a fixed schedule, shall commence to be distributed to the Participant in annual installments not to exceed a ten (10) year period as specified on the Participant’s Deferral Election. The Cash Deferred Portion of a Participant’s Accounts shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 6(a) shall be made or shall commence as soon as reasonably feasible following the Participant’s Specified

Payment Date, but in no event later than sixty (60) days following the Specified Payment Date; provided that, if such sixty-day period ends in the taxable year following the year in which the Specified Payment Date occurs, the Participant shall not have the right to designate the year of payment.
(b)    Distribution upon Separation From Service.
(i)    Generally. Subject to 6(j), if a Participant’s Deferral Election provides for a distribution based on his or her Separation from Service, upon such Separation from Service, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to the Cash Deferred Portion of such Account for which the Deferral Election provides for a fixed schedule, in annual installments not to exceed a ten (10) year period as specified on the Participant’s Deferral Election. In the event that at the time any Account is subject to distribution under this Section 6(b)(i), the value of all of a Participant’s Accounts collectively is ten thousand dollars ($10,000) or less, all of the Participant’s Accounts shall be distributed in a lump sum notwithstanding the Participant’s election to have his or her Account distributed in installments under the Plan. The Cash Deferred Portion of a Participant’s Accounts shall be valued on the date a distribution is processed. Subject to Section 6(b)(ii), all payments and deliveries due under this Section 6(b)(i) shall be made or shall commence as soon as reasonably feasible following the date of a Participant’s Separation from Service, but in no event later than sixty (60) days following the date of such date; provided that, if such sixty day period ends in the taxable year following the year in which the Separation from Service occurs, the Participant shall not have the right to designate the year of payment. Subject to Section 6(b)(ii), in the case of annual installment payments, such installment payments subsequent to the first payment shall be made on the anniversary of the Participant’s Separation from Service and shall be made as soon as reasonably feasible following all such anniversaries (“Anniversary Dates”) for as many installment payments as specified in accordance with Section 6(a), but in no event later than sixty (60) days following the Anniversary Dates, provided that, if such sixty day period ends in the taxable year following the year in which the Anniversary Dates occur, the Participant shall not have the right to designate the year of payment.
(ii)    Distributions to Specified Employees. Notwithstanding the foregoing, distributions to a Specified Employee as a result of Separation from Service, whether the distribution is made in the form of a lump sum or installments, shall not be made or the payments may not begin before the six-month anniversary of the date of the Separation from Service, or, if earlier, the date of death of the Specified Employee.
(c)    Distribution upon Death. Upon the death of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant’s Beneficiary in a lump sum or, with respect to the Cash Deferred Portion of such Account for which the Deferral Election provides for a fixed schedule, in annual installments not to exceed a ten (10) year period as specified on the Participant’s Deferral Election form, with such payment to be made or payments to commence in the case of installment distributions within sixty (60) days following the date of the Participant’s death; provided that, if such sixty-day period ends in the taxable year following the year in which the Participant’s death occurs, neither the Participant nor the Beneficiary shall have the right to designate the year of payment. The Cash Deferred Portion of the Participant’s Accounts shall be valued on the date a distribution is processed. If a Participant who has elected to have his or her Accounts distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the remaining installments shall be distributed in lump sum to the Beneficiary at the same time as the Participant’s other Accounts as described above.
(d)    Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries, to receive the undistributed portion of his or her Account(s) if he or she dies before distribution is completed. In the event a Beneficiary designation is not on file or all designated Beneficiaries are deceased or cannot be located, payment will be made to the Participant’s estate. The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary.
(e)    Distribution upon Disability. Upon the Disability of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant in a lump sum or, with respect to the Cash Deferred Portion of such Account, in annual installments not to exceed a ten (10) year period as specified on the Participant’s Deferral Election form, with such payment to be made or payments to commence in the case of installment distributions within ninety (90) days following the date on which the Participant becomes Disabled; provided that, if such ninety-day period ends in the taxable year following the year in which the Participant becomes Disabled, the Participant shall not have the right to designate the year of payment. The Cash Deferred Portion of the Participant’s Accounts shall be valued on the date a distribution is processed.
(f)    Distribution upon an Unforeseeable Emergency. A Participant may request a distribution of his or her Accounts due to an Unforeseeable Emergency by submitting a written request to the Compensation and Governance Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Compensation and Governance Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the need resulting from the Unforeseeable Emergency. The allowed distribution shall be payable in the form determined by the Compensation and Governance Committee as soon as possible after approval of such distribution.
(g)    Distribution Pursuant to a Domestic Relations Order. The Compensation and Governance Committee is authorized to make any payments directed by a Domestic Relations Order in any action in which the Plan or the Compensation and Governance Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Compensation and Governance Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.
(h)    Distribution upon Change in Control. Upon a Change in Control of the Company, a Participant shall be paid the balance of his Accounts in a lump sum within sixty (60) days following the date on which the Change in Control occurs; provided that, if such sixty-day period ends in the taxable year following the year in which the Change in Control occurs, the Participant shall not have the right to designate the year of payment.
(i)    Distribution in the Event of Taxation. If, for any reason, it has been determined that the Plan fails to meet the requirements of Code Section 409A and the Treasury Regulations promulgated thereunder, and the failure is not or cannot be corrected under an Internal Revenue Service correction program for such failure, the Compensation and Governance Committee shall distribute to the Participant the portion of the Participant’s Account(s) that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and the Treasury Regulations promulgated thereunder.
(j)    Distribution Events. Notwithstanding any provision of this Plan to the contrary, the Cash Deferred Portion and Stock Deferred Portion of a Participant’s Account shall be distributed in accordance with his or her Deferral Election made with respect to such Account. With respect to each Account, a Deferral Election shall provide for a distribution on or based on (A) the Participant’s Specified Payment Date, (B) the Participant’s Separation from Service or (C) the first to occur of the Participant’s Specified Payment Date or the Participant’s Separation from Service. Notwithstanding the foregoing, all Accounts, or, if applicable, a portion thereof, shall be distributed on or based on the first to occur of: (T) the Participant’s death, (U) the Participant’s Disability, (V) an Unforeseeable Emergency, (W) the receipt of a Domestic Relations Order requiring distribution, (X) a Change in Control, (Y) income inclusion due to failure to comply with Code Section 409A or (Z) a Plan termination pursuant to Section 8(c).
(k)    Form of Distributions. Distributions made to a Participant with respect to the Cash Deferred Portion of his or her Account shall be paid in cash. Distributions made to a Participant with respect to the Stock Deferred Portion of his or her Account shall be paid in shares of Common Stock; provided, however, that the value of any fractional shares otherwise deliverable to the Participant shall be paid in cash. In determining the value of shares of Common Stock, the Company shall value the Common Stock using the closing stock price on the date the distribution is processed.

7.	Administration of Plan

(a)    Powers of the Compensation and Governance Committee. The Compensation and Governance Committee shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Compensation and Governance Committee shall have all powers that are necessary to carry out the provisions of the Plan, including, with limitation, the powers to:
(iii)    determine all questions relating to eligibility for participation in the Plan and the amount in the Account or Accounts of the Participants and all questions pertaining to claims for benefits and procedures for claim review;
(iv)    resolve all other questions arising under the Plan, including any questions of construction; and
(v)    take such further action that the Company deems advisable in the administration of the Plan.
The actions taken by the Compensation and Governance Committee hereunder shall be final and binding upon all interested parties.
(b)    Agents. The Compensation and Governance Committee may, from time to time, employ other agents and delegate to them such administration duties as it deems necessary, and may, from time to time, consult with counsel.

8.	Miscellaneous Provisions
(a)    No Alienation. Subject to Section 6(g), neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.
(b)    Unsecured General Creditor. The Plan shall at all times be considered entirely unfunded and no provision shall at any time be made with respect to segregating assets of any Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the Company to make payments to Participants in the future and, subject to Section 5(a), Participants have rights only as unsecured general creditors of the Company.
(c)    Amendment and Termination. The Plan may be amended, modified, or terminated by the Compensation and Governance Committee in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination; further, provided, that any termination of the Plan and any distributions made in connection with such termination shall, in each case, be made in accordance with the requirements of Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(ix).
(d)    No Effect on Other Benefits. It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment by the Company.
(e)    No Tax Representations. The Company makes no representation with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.
(f)    Income Tax Withholdings. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the Account of the person entitled to such distribution. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, the

Company shall withhold such shares of Common Stock having a value equal to the minimum amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the market value per share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the market value per share of the Common Stock to be withheld and delivered pursuant to this Section 8(f) to satisfy applicable withholding taxes in connection with the benefit exceed the statutory minimum amount of taxes required to be withheld.
(g)    Governing Law; Jurisdiction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of laws to the extent not pre-empted by federal law. The enforcement or interpretation of the Plan and any disputes under or arising out of the Plan shall be submitted to the exclusive jurisdiction and venue of the federal and state courts located in the County of Denver, Colorado.
(h)    Code Section 409A. All Accounts under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Accounts under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Compensation and Governance Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Account or Deferral Election, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor any member of the Board of Directors shall have any liability to any person in the event Code Section 409A applies to any Account in a manner that results in adverse tax consequences for the Participant or any of his or her Beneficiaries or transferees.
(i)    Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.
(j)    Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.
IN WITNESS WHEREOF, to record the adoption of this Plan, effective as of December 18, 2012, the undersigned, being duly authorized to act on behalf of the Board of Directors has executed this document this __ day of ___________, 2012.

Name:
Title:

Special Appendix to the
THOMPSON CREEK METALS COMPANY, INC. NON-EMPLOYEE NON-QUALIFIED DEFERRED COMPENSATION PLAN

Special Provisions Applicable to Non-Employee Directors Subject to Taxation under the Provisions of the Income Tax Act (Canada)
This special appendix sets forth special provisions of the Plan that apply to Canadian Directors. This special appendix shall become effective December 18, 2012 and shall apply to all Deferred RSUs granted or made to a Canadian Director on or after such date. For avoidance of doubt, nothing in this special appendix shall be deemed to modify the Plan as it relates to Directors who are not Canadian Directors.
1.     Definitions
For purposes of this special appendix:
(a) “Affiliate” means an affiliate of the Corporation as the term “affiliate” is defined in paragraph 8 of Canada Revenue Agency Interpretation Bulletin IT-337R4, Retiring Allowances [Consolidated], dated February 1, 2006, as such publication may be amended from time to time.
(b) “Canadian Director” means a Director who is a resident, at any material time, of Canada for the purposes of ITA.
(c) “ITA” means the Income Tax Act (Canada) and the regulations thereto, as may be amended from time to time.
(d) “Termination Date” means, with respect to a Canadian Director, the earliest date on which both of the following conditions are met: (i) the Canadian Director has ceased to serve as Director and is not a director of an Affiliate; and (ii) the Canadian Director is not an employee of the Company or any Affiliate thereof.
2.     Compliance with Regulation 6801(d)
Notwithstanding any provision of the Plan to the contrary, it is intended that, with respect to Canadian Directors, the provisions of the Plan, including this special appendix, comply with the requirements of paragraph (1) of the definition of “salary deferral arrangement” in subsection 248(l) of the ITA and Regulation 6801(d) to the ITA (and any successor provisions thereto), and all provisions of the Plan shall be construed and interpreted in a manner consistent with such requirements.
3.    Deferral Election
(a)    A Canadian Director may only elect to defer the receipt of shares of Common Stock payable to the Participant with respect to RSUs granted (subject to any limits and restrictions that may be established from time to time by the Compensation and Governance Committee), such amount to be credited to his or her Account under the Plan. No portion of the Canadian Director’s Annual Fee may be deferred.

(b)    Notwithstanding any provisions of the Plan to the contrary, any Canadian Director who elects to defer any portion of his or her RSUs shall receive such credit in his or her Account immediately prior to the time that the RSUs would otherwise be granted.
4.    Distribution to Canadian Directors
The value of a Canadian Director’s Account shall be distributed following such Canadian Director’s Separation from Service or death in accordance with Sections 6(b) and 6(c) of the Plan and, in all circumstances, shall be paid out (less applicable withholdings) in shares of Common Stock no later than December 31st of the year commencing immediately after the Canadian Director’s Separation from Service or death.
5.    No Additional Benefit
For greater certainty, no amount will be paid to, or in respect of, a Canadian Director (or a person with whom the Canadian Director does not deal with at arm’s length, within the meaning of the ITA) under the Plan or pursuant to any other arrangement, and no additional RSUs will be granted to a Canadian Director to compensate, in whole or in part, for a downward fluctuation in the fair market value of the Common Stock, nor will any other form of benefit be conferred upon, or in respect of, a Canadian Director (or a person with whom the Canadian Director does not deal with at arm’s length, within the meaning of the ITA) for such purpose.
6.     Amendment to Special Appendix
This special appendix may be altered, amended, suspended or terminated at any time by the Compensation and Governance Committee, provided that such amendments shall not adversely affect the previously accrued rights of any Canadian Director and further provided that any amendment or termination of the Plan shall be such that, with respect to each Canadian Director, the Plan continuously meets the requirements of Regulation 6801(d) to the ITA or any successor provision thereto.